EXHIBIT  5.1

The  Law  Office  of  Stephen  E.  Rounds
Stephen  E.  Rounds,  Attorney
1544  York  Street,  Suite  110
Denver,  Colorado  80206

February  10,  2004

Telecommunication  Products,  Inc.
9171  Wilshire  Blvd.,  Suite  B
Beverly  Hills,  California  90210

Re:     Registration  Statement  on  Form  SB-2
     SEC  File  No.  333-109030

Gentlemen:

     Telecommunication Products, Inc. (the "company") has filed a registration statement with the Securities and Exchange Commission to register the resale, under section 5 of the Securities Act of 1933, of 24,400,000 shares of common stock, comprised of 8,400,000 shares now issued and outstanding, and up to 16,000,000 shares of common stock issuable under an investment agreement between the company and Dutchess Private Equities Fund, L.P.

     We have acted as counsel to the company in connection with the legality of the subject shares under Colorado law.

     DOCUMENTS  REVIEWED

     In rendering the following opinion, we have examined and relied upon the documents and certificates of officers and directors of the company, as are specifically described below. In our examination, we have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies. Our examination was of the following documents and such other documents as we deemed relevant:

     1. Articles of Incorporation of the company, as amended and restated to the date hereof.

     2.     Bylaws  of  the  company,  as  amended  to  the  date  hereof.

     3. The registration statement as amended and filed with the SEC as of the date hereof and as of the effective date.

     4. Certified resolutions adopted by the company's board of directors authorizing the issuance of the shares covered by the registration statement.

   OPINION  AND  CONSENT

     Based  on  our review of the documents listed above, it is our opinion that

     (1) the 8,400,000 shares of common stock of the company issued and outstanding and registered for sale under the registration statement by current shareholders Coast Communications, Inc., Indigo Consultants, Ltd., and Multimedia Technologies Inc., have been duly and validly authorized, and are fully paid and nonassessable shares of the common stock of the company under the laws of Colorado; and

     (2) the 16,000,000 shares of common stock which may be issued to Dutchess Private Equities Fund, L.P. pursuant to the investment agreement, will be, when paid for by and issued to Dutchess Private Equities Fund, L.P., duly and validly authorized, and fully paid and nonassessable shares of the common stock of the company under the laws of Colorado.

     We express no opinion as to compliance with the securities or "blue sky" laws of any state in which the shares are proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of transfer of such shares.

     We hereby consent to the filing of this opinion as an exhibit to the registration statement or any other filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purpose of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the shares described in the registration statement in connection with the offering described therein.

     Our opinion covers only matters of Colorado law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction. Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth herein.

     The information set forth herein is as of the date of this letter. We disclaim any undertaking to advise you of changes which may be brought to our attention after the effective date of the registration statement.


Yours  Sincerely,


/s/   Stephen  E.  Rounds
The  Law  Office  of  Stephen  E.  Rounds